Exhibit 3.1

                    RESTATED CERTIFICATE OF INCORPORATION OF

                         PEOPLES TELEPHONE COMPANY, INC.

                            under Section 807 of the

                            Business Corporation Law


     Peoples Telephone Company, Inc., a corporation organized and existing under the laws of the State of New York, does hereby certify pursuant to Section 807 of the Business Corporation Law, that:

     1. The name of the corporation is Peoples Telephone Company, Inc. (formed under the name of Shirts Unlimited Franchise, Inc.) (the "Corporation").

     2. The Corporation originally filed its Certificate of Incorporation with the New York Department of State on September 5, 1968.

     3. This Restated Certificate of Incorporation includes the following amendments:

     Paragraphs ONE through TEN of the Certificate of Incorporation are amended to refer to the Corporation as the "Corporation."

     Paragraph SECOND of the Certificate of Incorporation is amended to read as follows:

          "SECOND: The Corporation may engage in any lawful act or activity for which corporations may be organized under the laws of the State of New York and shall not engage in any act or activity requiring the consent or approval of any state official, department, board agency or other body without such consent or approval first being obtained."

     Paragraph FOURTH, Section III(c) has been deleted and all of the Sections in Paragraph FOURTH have been (i) renumbered to correspond with the numbering in this Restated Certificate of Incorporation and (ii) amended to change the definition of the Series A Preferred Stock from "Preferred Stock" to "Series A Preferred Stock." Paragraph FOURTH, Sections II(A)(2), II(A)(4)(d), II(A)(5), II(A)(6)(D)(v) and II(A)(6)(b)(ix) of the renumbered Certificate of Incorporation are amended to read as follows:

          FOURTH: Section II(A)(2):

     2. Dividends.

     (a) The Corporation shall pay dividends on the Series A Preferred Stock at an annual rate of $1,200 per 100 shares (or $12 per share), computed on the basis of a

360-day year, 30-day month, and no more. Dividends on the Series A Preferred Stock shall accrue monthly on the first day of each month. Dividend payments shall be made semi-annually in cash on February 1st and August 1st in each year to holders of record on a date not more than forty days preceding the respective semi-annual dividend payment dates, fixed for that purpose by the Board of Directors. The first semi-annual dividend payment shall be payable February 1, 1988 and shall be computed on the above basis from the date of issuance of the Series A Preferred Stock to the respective holders."

          "FOURTH: Section II(A)(4)(d):

     (d) Consents in Lieu of Voting. Whenever the vote of the holders of the Series A Preferred Stock is required at a meeting or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with upon the written consent of holders of Series A Preferred Stock having all of the outstanding shares."

          "FOURTH: Section II(A)(5):

     5. Liquidation. Repayment of the Purchase Price of each 100 shares of Series A Preferred Stock (but in no event payment of accrued and unpaid dividends) shall be secured by five of the Corporation's operating pay telephones pursuant to security agreements between the Corporation and the holders of the Series A Preferred Stock (the "Security Agreements"). Upon liquidation of the Corporation, the holders of Series A Preferred Stock shall have the rights granted to them pursuant to the Security Agreements. To the extent that a holder of Series A Preferred Stock has not received the equivalent of One Hundred Dollars ($100.00) per share through enforcement of the holder's rights pursuant to the Security Agreement and to the extent there are any accrued and unpaid dividends, the Series A Preferred Stock shall be preferred upon liquidation over the Common Stock and any other class or classes of stock of the Corporation ranking junior in rights and preferences to the Series A Preferred Stock upon liquidation. Holders of shares of Series A Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking prior to the Series A Preferred Stock as to rights and preferences (but before any distribution is made to the holders of the Common Stock and such junior stock) upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each share of Series A Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be One Hundred Dollars ($100.00) per share plus an amount equal to all accrued and unpaid dividends (including interest, if any, as provided above) to and including the date of payment and no more less the fair market value of the assets received by the holder of Series A Preferred Stock pursuant the remedies set forth in the Security Agreement. Upon any such liquidation, dissolution or winding up of the Corporation, if its net assets are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series A Preferred Stock are entitled as provided above, the entire net assets of the Corporation remaining (after full payment is made on any stock ranking prior to the Series A Preferred Stock as to rights and preferences) shall be distributed among the holders of shares of Series A Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of preferred stock in parity with the Series A Preferred Stock as to rights and preferences are respectively entitled. For the purpose of this
Section II(A)(5), the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary. Notwithstanding the foregoing, if any holder of Series A Preferred Stock converts Series A Preferred Stock to Common Stock pursuant to Section II(A)(6), the right to preferential liquidation rights pursuant to this Section, including, without limitation, the rights pursuant to the Security Agreement, shall be immediately terminated."

          "FOURTH: Section II(A)(6)(b)(v)

     (v) If the Corporation issues Common Stock at a price less than the then current exercise price per share as determined and provided in Subsection (vi) below, then the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined as follows: the number of shares of Common Stock into which each share of Series A Preferred Stock was convertible immediately prior to the date of issuance of such Common Stock shall be multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the date of the issuance plus the number of additional shares of Common Stock so issued, and the denominator or which shall be the sum of the number of shares of Common Stock outstanding at the date of the issuance plus the number of shares of Common Stock which the aggregate offering price that the total number of shares so offered would purchase at the current exercise price per share. This adjustment shall become effective immediately after the issuance of Common Stock wholly or in part for a consideration other than cash. The amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of the consideration as determined in good faith by the Board of Directors of the Corporation, which determination shall be conclusive of the fair market value."

          "FOURTH: Section II(A)(6)(b)(ix):

     (ix) The Corporation shall pay to the holders of shares of Series A Preferred Stock surrendered for conversion as soon as practicable after the date the shares are surrendered for conversion an amount in cash equal to all dividends scheduled to have been paid in accordance with Section II(A)(2) (including interest, if any, as provided above) to the date of conversion which have not been paid except that if the Corporation may not lawfully under New York Law make the cash payment it shall issue to each holder its obligation to make the payment at the earliest date on which it may lawfully make the payment.

     Paragraph FIFTH of the Certificate of Incorporation is amended to read as follows:

     "FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom any process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon it is: Peoples Telephone Company, Inc., 7879 N.W. 53rd Street, Miami, Florida 33126."

     Paragraph SEVENTH of the Certificate of Incorporation is amended to read as follows:

               "SEVENTH: The name and address within the State of New York of the registered agent of the Corporation upon whom process against it may be served are as follows:"

                      Name                          Address

                CT Corporation System               1633 Broadway
                                                    New York, New York 10019

     Paragraph TENTH of the Certificate of Incorporation is amended to add the following second paragraph:

               A director shall not be liable to the Corporation or its shareholders for damages for any breach of duty in his capacity as director unless (i) a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the Business Corporation Law or (ii) the liability of any director for any act or omission which occurred prior to the adoption of this paragraph by the Corporation.

     4. This Restated Certificate of Incorporation has been approved by the Board of Directors and the shareholders of the Company at a duly called meeting of the directors and the shareholders and as authorized by Sections 801, 803 and 807 of the Business Corporation Law.

     5. The text of the Certificate of Incorporation of the Company, as amended and previously restated, is hereby restated with the amendments described above, effective on the filing date of this instrument with the Secretary of State of New York, to read as follows:

     FIRST: The name of the Corporation is:

                         PEOPLES TELEPHONE COMPANY, INC.

     SECOND: The Corporation may engage in any lawful act or activity for which corporations may be organized under the laws of the State of New York and shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The city and the county within the State of New York in which the office of the Corporation is to be located are as follows:

                       City                  County

                       New York              New York

     FOURTH: Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue and have outstanding is 15,000,000 of which 10,000,000 shall be Common Stock, par value $.01 per share, and 5,000,000 shall be Preferred Stock, par value $.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Future services shall not constitute payment or part payment for the issuance of shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services as determined by the Board of Directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.

     I Common Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

     II Preferred Stock. The Preferred Stock may be issued in series by the Board of Directors from time to time, each series with such dividend rights, voting rights, liquidation preferences, redemption rights, conversion rights and other rights and preferences as the Board of Directors may from time to time provide, as authorized by applicable laws.

          A. Series A Preferred Stock

          1. Designation and Rank. The first series of preferred stock is designated "Series A Preferred Stock", and the number of shares which shall constitute such Series shall be 100,000 shares, par value $.01 per share. All shares of Series A Preferred Stock shall rank equally and be identical in all respects. Except as specifically limited by the terms of Section II(A)(4)(C)(ii) of this Article FOURTH, the Corporation shall not be restricted from issuing additional securities of any kind, including shares of preferred stock of any class, series or designation (including, without limitation, preferred stock ranking in parity as to rights and preferences with the Series A Preferred Stock) now or hereafter authorized.

          2. Dividends.

               (a) The Corporation shall pay dividends on the Series A Preferred Stock at an annual rate of $1,200 per 100 shares (or $12 per share), computed on the basis of a 360-day year, 30-day month, and no more. Dividends on the Series A Preferred Stock shall accrue monthly on the first day of each month. Dividend payments shall be made semi-annually in cash on February 1st and August 1st in each year to holders of record on a date not more than forty days preceding the respective semi-annual dividend payment dates, fixed for that purpose by the Board of Directors. The first semi-annual dividend payment shall be payable February 1, 1988 and shall be computed on the above basis from the date of issuance of the Series A Preferred Stock to the respective holders.

               (b) The Series A Preferred Stock shall be preferred as to the payment of dividends over the Common Stock and any other class or classes of stock of the Corporation ranking junior in rights and preferences to the Series A Preferred Stock. Dividends on the Series A Preferred Stock shall be paid before any dividends (other than dividends payable in Common Stock) on any such junior stock shall be declared and set apart for payment or paid.

               (c) All dividends payable on the Series A Preferred Stock shall be cumulative.

               (d) Accruals of dividends shall not bear interest except when the Corporation may legally pay dividends under the New York Business Corporation Law ("New York Law") but does not make such payments as set forth above. In such instances, accrued dividends shall bear interest at a rate of 15% per annum until paid. The Corporation shall give the holders of Series A Preferred Stock 15 days written notice by certified mail, return receipt requested, prior to the payment of any such deferred dividends so that such holders may elect, within 15 days after receipt of such notice, to receive that number of shares of Common Stock of the Corporation that is determined by dividing the amount of the deferred dividends by the current exercise price then in effect as determined in accordance with Section II(A)(6)(b)(vi) and the amount of accrued interest shall be paid in cash. The provisions of this Section II(A)(2)(d) shall not be construed to modify the obligation of the Corporation to pay dividends on the Series A Preferred Stock as set forth above or to serve as the exclusive remedy of the holders of Series A Preferred Stock as set forth above or to serve as the exclusive remedy of the holders of Series A Preferred Stock in the event of nonpayment of dividends.

          3. Redemption.

               (a) Optional Redemption. From and after August 1, 1988, the Corporation, at the option of the Board of Directors may, with funds legally available for such purpose under New York Law, redeem at any time or from time to time the whole or any part of the outstanding shares of Series A Preferred Stock at the following per-share redemption prices:

               If Redeemed During
                 the 12 Months
                  Ending August 1               Redemption Price
               -------------------              ----------------

                1989                                  $150
                1990                                   140
                1991                                   130
                1992                                   120
                1993 or thereafter                     100

plus an amount equal to all accrued and unpaid dividends (including interest, if any, as provided above) to and including the redemption date.

               (b) Pro Rata Redemption. If less than all shares of Series A Preferred Stock are redeemed at any time under this Section II(A)(3), shares of Series A Preferred Stock held by each holder of record shall be called for redemption pro rata, according to the number of shares of Series A Preferred Stock held by each holder, subject, however, to adjustments equitably determined by the Corporation to avoid the redemption of fractional shares.

               (c) Redemption Procedures. Any redemption of any or all of the outstanding shares of Series A Preferred Stock, whether mandatory or optional, shall be effected in accordance with the provisions of this
          Section II(A)(5)(c). (i) Any such redemption shall be effected by written notice given by certified or registered mail, postage prepaid, not less than thirty days nor more than fifty days prior to the date fixed for redemption to the holders of record of Series A Preferred Stock whose shares are to be redeemed at their respective addresses as they appear on the books of the Corporation. Each notice of redemption shall specify the date fixed for redemption, the redemption price and place of payment, and if less than all outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares of Series A Preferred Stock held by each holder of record which are being called for redemption; (ii) On the date fixed for redemption of shares of Series A Preferred Stock, the Corporation shall, and at any time not more than five days prior to the date, deposit the aggregate amount of the redemption price of the shares called for redemption, except that no deposit shall be required with respect to any a shares which prior to the date of deposit have been converted pursuant to the exercise of any conversion right. The deposit shall be made with a bank, trust company or transfer agent, designated in the notice of such redemption, having a combined capital surplus and undivided profits aggregating at least Fifteen Million Dollars ($15,000,000) and formed under the laws of the United States or any state, in trust for payment to the holders of the shares of Series A Preferred Stock being called for redemption and deliver irrevocable written instructions authorizing the bank or trust company to apply the deposit solely to the redemption of the shares of Series A Preferred Stock called for redemption. Any part of the deposit not required for the redemption because of the exercise of any conversion right of the shares called for redemption shall be released or repaid to the Corporation;
          (iii) after notice of redemption duly given and the redemption price of the shares being called for redemption deposited, then all shares of Series A Preferred Stock called for redemption shall forthwith (whether or not the date for redemption has occurred or the certificates for the shares have been surrendered) be deemed no longer outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except for the right of the holders of the shares to receive, out of such deposit in trust, on the redemption date, the redemption price to which they are entitled, without interest, other than as provided above, and except the right of the holders of such shares to convert the shares at any time prior to the redemption date fixed into shares of Common Stock; (iv) If any holder of shares of Series A Preferred Stock called for redemption shall, after the mailing by the Corporation of notice of redemption and prior to the date fixed for redemption, convert any shares of Series A Preferred Stock, their shares of Series A Preferred Stock (not exceeding, however, the number of shares of Series A Preferred Stock held by the holder which shall have been called for redemption) shall be deemed to constitute shares of Series A Preferred Stock held by the holder which have been called for redemption; (v) In case any certificate for shares of Series A Preferred Stock is surrendered by the holder for payment in connection with redemption of only a portion of the shares represented thereby, the Corporation shall deliver to or upon the order of the holder a certificate or certificates for the number of shares of Series A Preferred Stock represented by the surrendered certificate which are not being redeemed.

     If any holder of Series A Preferred Stock called for redemption shall not, within six years after deposit by the Corporation of funds for the redemption, claim the amount deposited for redemption, the bank, trust company or transfer agent with which the funds were deposited shall, upon demand, pay over to the Corporation the balance of the amount deposited and the bank, trust company or transfer agent shall thereupon be relieved of all responsibility to the holder, who shall thereafter look solely to the Corporation for payment of the redemption price of his shares.

               (d) No Reissue. Shares of Series A Preferred Stock which have been converted by the holder or redeemed, purchased or otherwise acquired by the Corporation shall be canceled and may not be reissued.

          4. Voting Rights.

               (a) General. Except as otherwise specifically provided herein or by New York Law, the holders of Series A Preferred Stock shall not be entitled to vote on any matters required or permitted to be submitted to the shareholders of the Corporation for their approval. In each instance the holder shall be entitled to one vote for each share of Series A Preferred Stock held.

               (b) Class Voting Rights. The holder of Series A Preferred Stock shall be entitled to vote with respect to, and the affirmative vote of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding shall be required, to authorize each of the following except in the case of Section (i) below in which case the affirmative vote of all of the shares of Series A Preferred Stock then outstanding shall be required.

          (i) the cancellation of any accumulated dividends on any shares of Series A Preferred Stock, changes in dividends on any shares of Series A Preferred Stock, changes in dividend or redemption amounts, changes in the rate of conversion or the current exercise price as provided herein, or any changes in the terms hereof which, together with all previous changes, if any, extend the date of payment of any dividend or redemption payment to a period 12 months in excess of the dates for each such payments set forth herein without giving effect to any previous changes;

          (ii) the payment or declaration of any dividend or distribution on or the redemption, acquisition, whether directly or indirectly by the Corporation or any subsidiary for value, of any Common Stock, or any other class or series of stock which does not rank in parity with or prior to the Series A Preferred Stock as to rights and preferences, excepting the payment of dividends solely in shares of Common Stock, until dividends accumulated on the Series A Preferred Stock in respect of all prior dividend periods are paid in full;

          (iii) the issuance of any shares of a class or series of stock ranking prior to the Series A Preferred Stock as to rights and preferences; or

          (iv) the amendment, alteration, or repeal of any of the provisions of Article FOURTH, Section II(A) of the Corporation's Certificate of Incorporation other than as provided in Section II(A)(4)(ii) so as to alter, change, or limit the preferences, rights, or powers of the Series A Preferred Stock.

     Any amendment of the class voting rights provided in this Section II(A)(4)(b) shall be by the same vote as is provided for the class voting right to be amended.

               (c) Acquisition of Preferred Stock. So long as any Series A Preferred Stock is outstanding, no Series A Preferred Stock shall be directly or indirectly acquired by the Corporation or any subsidiary except (i) as a result of conversion in accordance with the provisions hereof, (ii) by redemption by the Corporation in accordance with the provisions hereof, or (iii) by purchase ratably from all tendering holders in proportion of the number of shares tendered by them, pursuant to an offer, remaining in effect for at least twenty days, to purchase at a specified price or consideration per share made to all holders of record of Series A Preferred Stock.

               (d) Consents in Lieu of Voting. Whenever the vote of the holders of the Series A Preferred Stock is required at a meeting or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with upon the written consent of holders of Series A Preferred Stock having all of the outstanding shares.

          5. Liquidation. Repayment of the Purchase Price of each 100 shares of Series A Preferred Stock (but in no event payment of accrued and unpaid dividends) shall be secured by five of the Corporation's operating pay telephones pursuant to security agreements between the Corporation and the holders of the Series A Preferred Stock (the "Security Agreements"). Upon liquidation of the Corporation, the holders of Series A Preferred Stock shall have the rights granted to them pursuant to the Security Agreements. To the extent that a holder of Series A Preferred Stock has not received the equivalent of One Hundred Dollars ($100.00) per share through enforcement of the holder's rights pursuant to the Security Agreement and to the extent there are any accrued and unpaid dividends, the Series A Preferred Stock shall be preferred upon liquidation over the Common Stock and any other class or classes of stock of the Corporation ranking junior in rights and preferences to the Series A Preferred Stock upon liquidation. Holders of shares of Series A Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking prior to the Series A Preferred Stock as to rights and preferences (but before any distribution is made to the holders of the Common Stock and such junior stock) upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each share of Series A Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be One Hundred Dollars ($100.00) per share plus an amount equal to all accrued and unpaid dividends (including interest, if any, as provided above) to and including the date of payment and no more less the fair market value of the assets received by the holder of Series A Preferred Stock pursuant the remedies set forth in the Security Agreement. Upon any such liquidation, dissolution or winding up of the Corporation, if its net assets are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series A Preferred Stock are entitled as provided above, the entire net assets of the Corporation remaining (after full payment is made on any stock ranking prior to the Series A Preferred Stock as to rights and preferences) shall be distributed among the holders of shares of Series A Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of preferred stock in parity with the Series A Preferred Stock as to rights and preferences are respectively entitled. For the purpose of this Section II(A)(5), the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary. Notwithstanding the foregoing, if any holder of Series A Preferred Stock converts Series A Preferred Stock to Common Stock pursuant to Section II(A)(6), the right to preferential liquidation rights pursuant to this Section, including, without limitation, the rights pursuant to the Security Agreement, shall be immediately terminated.

          6. Conversion Provisions.

               (a) Subject to the following provisions for adjustment, shares of Series A Preferred Stock shall be convertible at any time at the option of the holder, upon surrender to the transfer agent for the Series A Preferred Stock or the Corporation of the certificate or certificates evidencing the shares to be converted, into fully paid and nonassessable shares of Common Stock of the Corporation at the rate of 25 shares of Common Stock for each share of Series A Preferred Stock surrendered for conversion. The right to convert shares of the Series A Preferred Stock called for redemption shall terminate on the date fixed for redemption provided that the Corporation has complied with Section II(A)(3)(c).

               (b) The number of shares of Common Stock into which a share of Series A Preferred Stock is convertible shall be subject to adjustment from time to time only as follows:

          (i) After the date on which shares of Series A Preferred Stock are first issued, if the number of outstanding shares of Common Stock is increased by a dividend declared payable in shares of Common Stock to all holders of Common Stock or by a subdivision of shares of Common Stock, then the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible shall be increased in proportion to the increase in the outstanding shares of Common Stock. This adjustment shall become effective immediately after the opening of business on the day following the date on which the Corporation takes a record of the holders of Common Stock for the purpose of entitling them to receive the dividend or the day upon which such subdivision becomes effective.

          (ii) After the date on which shares of Series A Preferred Stock are first issued, if the number of outstanding shares of Common Stock, is decreased by a combination of shares of Common Stock, the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible shall be decreased in proportion to such decrease in the outstanding shares of Common Stock. This adjustment shall become effective immediately after the opening of business on the day upon which the combination becomes effective.

          (iii) For the purpose of making the adjustments referred to in Section
     (i) and (ii), the books of the Corporation shall control in determining the number of outstanding shares of Common Stock and the number of additional shares issued or decreased in shares as a result of any stock dividend, subdivision or combination.

          (iv) If the Corporation distributes to all holders of its Common Stock any assets (other than any distribution payable out of retained earnings or any cash dividend), rights to subscribe, evidences of indebtedness or other securities of the

Corporation (other than Common Stock), then the number of shares of Common Stock into which each share of Series A Preferred Stock convertible shall be determined as follows: the number of shares of Common Stock into which each share of Series A Preferred Stock was convertible on the date immediately preceding the record date for the distribution shall be multiplied by a fraction, the numerator of which shall be the current exercise price (as determined and provided in Subsection (vi) below) of the Common Stock on the record date and the denominator of which shall be the current exercise price per share less the then fair market value, as determined in a resolution adopted by the Board of Directors, which shall be conclusive evidence of the fair market value of the portion of the assets or evidences of indebtedness or securities distributed or of the subscription rights applicable to one share of Common Stock. This adjustment shall become effective retroactive immediately after the record date for the determination of shareholders entitled to receive the distribution.

          (v) If the Corporation issues Common Stock at a price less than the then current exercise price per share as determined and provided in Subsection (vi) below, then the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined as follows: the number of shares of Common Stock into which each share of Series A Preferred Stock was convertible immediately prior to the date of issuance of such Common Stock shall be multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the date of the issuance plus the number of additional shares of Common Stock so issued, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the date of the issuance plus the number of shares of Common Stock which the aggregate offering price that the total number of shares so offered would purchase at such current exercise price per share. This adjustment shall become effective immediately after the issuance of Common Stock wholly or in part for a consideration other than cash. The amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of the consideration as determined in good faith by the Board of Directors of the Corporation, which determination shall be conclusive of the fair market value.

          (vi) For purposes of the computation specified under Subsections (iv) and (v) above, the current exercise price per share of Common Stock shall be deemed to be $4.00 per share adjusted proportionately to reflect any of the adjustments required by Sections (i) and (ii) above and as adjusted pursuant to the provisions of Subsections (iv) and (v) above.

          (vii) If the Corporation merges or consolidates with or into another corporation or in case of any sale or conveyance to another corporation of all or substantially all the assets of the Corporation or if the Corporation issues by reclassification or recapitalization of Common Stock any shares of the Corporation, the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, so long as his conversion rights exist, to convert each share into the kind and amount of shares of stock and other securities and property receivable upon the consolidation, merger, sale, conveyance, reclassification or recapitalization by a holder of the number of shares of Common Stock into which each share might have been converted immediately prior to the consolidation, merger, sale, conveyance, reclassification or recapitalization and shall have no other conversion rights under these provisions; provided, that effective provisions shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise, so that the provisions for the protection of the conversion rights of the shares of Series A Preferred Stock shall thereafter be applicable, as nearly as they reasonably may be, to any other shares of stock and other securities and property deliverable upon conversion of the shares of Series A Preferred Stock remaining outstanding or other convertible securities received by the holders in place thereof; and provided further that any resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, shares, other securities or property as the holders of the shares of Series A Preferred Stock remaining outstanding or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to these provisions, and to make provisions for the protection of the conversion right as provided above. If securities or property other than Common Stock shall be issuable or deliverable upon conversion, then all references in this Subsection (vii) shall be deemed to apply, so far as appropriate and as nearly as may be, to the other securities or property.

     Provided, however, that in the event of any merger in which the Corporation is not the survivor, each holder of Series A Preferred Stock, at the holder's election exercised in writing within 15 days after the merger, may receive $100 per share cash plus accrued dividends (including interest, if any, as provided above) in lieu of the stock, securities or other property provided for above.

          (viii) No fractional share of Common Stock shall be issued upon any conversion but, in lieu thereof, there shall be paid to the holder of shares of Series A Preferred Stock surrendered for conversion as soon as practicable after the date the shares are surrendered for conversion an amount in cash equal to the same fraction of the current market price per share of Common Stock, unless the Board of Directors shall determine to adjust fractional shares in some other manner.

          (ix) The Corporation shall pay to the holders of shares of Series A Preferred Stock surrendered for conversion as soon as practicable after the date the shares are surrendered for conversion an amount in cash equal to all dividends scheduled to have been paid in accordance with Section II(A)(2) (including interest, if any, as provided above) to the date of conversion which have not been paid except that if the Corporation may not lawfully under New York Law make the cash payment it shall issue to each holder its obligation to make the payment at the earliest date on which it may lawfully make the payment.

          (x) No adjustment in the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be required unless the adjustment would require an increase or decrease of at least 1/25th of a share in the number of shares of Common Stock into which the shares are then convertible; provided, however, than any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (xi) Whenever any adjustment is required in the shares into which each share of Series A Preferred Stock is convertible, the Corporation shall (a) file with the transfer agent, if any, for the Series A Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used and (b) cause a copy of the notice to be mailed to the holders of record of the shares of Series A Preferred Stock.

               (c) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares into which all shares of Series A Preferred Stock from time to time outstanding are convertible.

               (d) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of Series A Preferred Stock converted were registered, and no issuance or delivery shall be made unless and until the person requesting the issuance has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     7. Notices of Record Date.

          In case:

               (a) The Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the conversion of the Series A Preferred Stock) for the purpose of entitling them to receive any dividend (other than a cash dividend, at a rate no more than 150% of the Corporation's annual dividend rate based upon the last cash dividend paid) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any securities, or to receive any other right, or

               (b) Of any capital reorganization of the Company, any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation, except for mergers into the Corporation of subsidiaries whose assets are less than 10% of the total assets of the Corporation and its consolidated subsidiaries, or any conveyance of all or substantially all of the assets of the Corporation to another corporation, or

               (c) Of any voluntary dissolution, liquidation or winding-up of the Corporation;

          then, and in each case, the Corporation will mail or cause to be mailed, to each holder of Series A Preferred Stock at the time outstanding a notice specifying, as the case may be, (i) the record date for the dividend, distribution or right, and stating the amount and character of the dividend, distribution or right, or (ii) the date on which the reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed as of which the holders of record of Common Stock (or the stock or securities at the time receivable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or the other stock or securities) for securities or other property deliverable upon the reorganization, liquidation or winding-up. The notice shall be mailed at least 20 days prior to the date of the notice. The rights to notice provided in this Section II(A)(7) are in addition to the rights provided in this Certificate.

          8. Additional Remedies. In the event of any default in performance of the obligations set forth in Section II(A)(2) or Section II(A)(3), any holder of Series A referred Stock may, in addition to any other remedies provided in this Certificate or by law, bring suit to compel performance of the obligations to each holder.

     FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom any process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon it is: c/o Peoples Telephone Company, Inc., 7879 N.W. 15th Street, Miami, Florida 33126.

     SIXTH: Except as may be otherwise specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the Corporation, upon its shareholders, bondholders and security holders and upon its directors, officers or other corporate personnel, including, in particular the power of the Corporation to furnish indemnification to directors and officers in the capacity defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

     SEVENTH: The name and address within the State of New York of the registered agent of the Corporation upon whom process against it may be served are as follows:

               Name                         Address

        CT Corporation System               1633 Broadway
                                            New York, New York 10019

     EIGHTH: No holder of shares of the Corporation of any class, now or hereafter organized, shall have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, or offered for sale by the Corporation.

     NINTH: No contract or transaction between this Corporation and any of its successors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction. Such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given. If the vote of such interested director or directors is, or was necessary for the approval of such contract or transaction, then such contract or transaction shall, with disclosure of the director's or directors' interest, be submitted for the approval or ratification of the shareholders.

     TENTH: The officers and directors of the Corporation shall be indemnified to the fullest extent provided by law. The right to indemnification and advancement of expenses as otherwise provided by law shall not be exclusive of any other right which any officer or director may have or hereafter acquire under any provisions of the Corporation's Certificate of Incorporation or By-Laws or by any agreement, vote of shareholders or disinterested directors of the Corporation or otherwise, provided that no indemnification may be made to or on behalf of any officer or director if a judgment or other final adjudication adverse to the officer or director establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     A director shall not be liable to the Corporation or its shareholders for damages for any breach of duty in his capacity as director unless (i) a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the Business Corporation Law or (ii) the liability of any director for any act or omission occurred prior to the adoption of this paragraph by the Corporation.

     IN WITNESS WHEREOF Peoples Telephone Company, Inc. has caused this Restated Certificate of Incorporation to be signed in its name and on its behalf by its president and secretary and each of them has affirmed this Restated Certificate of Incorporation as true and correct under the penalties of perjury on this 10th day of December, 1987.

                                   PEOPLES TELEPHONE COMPANY, INC.



                                   /s/JEFFREY HANFT, President



                                   /s/SUSAN CALVERT, Secretary



STATE OF FLORIDA     )
                     )  SS:
COUNTY OF DADE       )

     BEFORE ME, the undersigned authority, personally appeared JEFFREY HANFT and SUSAN CALVERT, to me known to be the President and Secretary, respectively, of PEOPLES TELEPHONE COMPANY, INC., a New York corporation, who acknowledged before me that they have executed the foregoing Certificate in their respective capacity as officers of the said company for the reasons and purposes therein expressed, and that the statements contained in the said Certificate are true and correct.

     Sworn to and subscribed before me at Miami, Florida this 10th day of December, 1987.


                                    /s/ LaVonne L. Sanders
                                    NOTARY PUBLIC

                                    My Commission Expires:  April 16, 1991

                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                         PEOPLES TELEPHONE COMPANY, INC.

                            Under Section 805 of the

                            Business Corporation Law


     1. The name of the corporation is Peoples Telephone Company, Inc. (formed under the name of Shirts Unlimited Franchise, Inc.) (the "Corporation").

     2. The Corporation originally filed its Certificate of Incorporation with the New York Department of State on September 5, 1968.

     3. Pursuant to the authority granted to the Board of Directors of the Corporation by Section II, Article Fourth, of its Certificate of Incorporation, the Corporation hereby amends its Certificate of Incorporation by the addition of a provision stating the number, designation, relative rights, preferences on and limitations of a series of the Corporation's Preferred Stock, in addition to the existing Series A Preferred Stock, as fixed by the Board of Directors of the Corporation, as follows:

I.       DESIGNATION AND RANK.

          The second series of preferred stock is designated "Series B Preferred Stock", and the number of shares which shall constitute such Series shall be 600,000 shares, par value $.01 per share. All Shares of Series B Preferred Stock shall rank equally and be identical in all respects. The Corporation shall on not be restricted from issuing additional securities of any kind, including shares of preferred stock of any class, series or designation (including, without limitation, preferred stock ranking in parity as to rights and preferences with the Series B Preferred Stock) now or hereafter authorized, provided that issuances of the Series B Preferred Stock shall be limited to issuances upon exercise of outstanding warrants issued pursuant to the Warrant Agreement, dated as of March 7, 1990, between the Corporation and Creditanstalt-Bankverein.

II.      DIVIDENDS.

          Dividends and other distributions, payable in cash or other property (other than shares of Common Stock), shall be paid on the Series B Preferred Stock equally, ratably and on a parity with such dividends and other distributions paid on the Common Stock, as and when such dividends and other distributions are declared by the Board of Directors of the Corporation, as though the Common Stock and Series B Preferred Stock were one and the same class; provided that in determining the number of shares of Series B Preferred Stock outstanding and entitled to receipt of any such dividend or other distribution, each share of Series B Preferred Stock outstanding shall be deemed to be equal to the number of shares of Common Stock into which one share of Series B Preferred Stock could have been converted on the date on which the holders of Common Stock and Series B Preferred Stock were determined to receive payment of such dividend or other distribution, after giving effect to any adjustments provided for in Section VI of this certificate.

III.     REDEMPTION.

          The  Series  B  Preferred   Stock  shall  not  be  redeemable  by  the
     Corporation.

IV.      VOTING RIGHTS.

          Except as otherwise specifically provided by New York Law, the holders of Series B Preferred Stock shall not be entitled to vote on any matters required or permitted to be submitted to the shareholders of the Corporation for their approval.

V.       LIQUIDATION.

          The Series B Preferred Stock shall be preferred upon liquidation over the Common Stock and any other class or classes of stock of the Corporation ranking junior in rights and preferences to the Series B Preferred Stock upon liquidation. Holders of shares of Series B Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking prior to the Series B Preferred Stock as to rights and preferences (but before any distribution is made to the holders of the Common Stock and such junior stock) upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each share of Series B Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be one cent ($0.01) per share. Upon any such liquidation, dissolution or winding up of the Corporation, if its net assets are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series B Preferred stock are entitled as provided above, the entire net assets of the Corporation remaining (after full payment is made on any stock ranking prior to the Series B Preferred Stock as to rights and preferences) shall be distributed among the holders of shares of Series B Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of preferred stock ranking in parity with the Series B Preferred Stock as to rights and preferences are respectively entitled. For the purpose of this Section V, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary. Notwithstanding the foregoing, in the event that any holder of Series B Preferred Stock converts his Series B Preferred Stock to Common Stock pursuant to Section VI hereof, the right to preferential liquidation rights pursuant to this Section shall be immediately terminated.

VI.      CONVERSION PROVISIONS.

          (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible at any time at the option of the holder thereof, upon surrender to the transfer agent for the Series B Preferred Stock or the Corporation of the certificate or certificates evidencing the shares so to be converted, into one fully paid and nonassessable share of Common Stock of the Corporation. Notwithstanding the foregoing provisions of this Section VI, a holder of Series B Preferred Stock shall not have the right to convert the Series B Preferred Stock held by it if the Common Stock to be received upon conversion would, when aggregated with the shares of Common Stock then beneficially owned by such holder and it Affiliates, exceed 4.99% of the outstanding Common Stock, unless (i) if the holder is a bank which is subject to the provisions of the Bank Holding Company Act of 1956 (the "BHCA"), there is available authority for the holder to acquire Common Stock in excess of 4.99% of the outstanding Common Stock under the BHCA; or (ii) if the holder is a party other than a bank, the holder obtained the Series B Preferred Stock either
     (x) in a transaction in which no individual or group would have acquired more than 2% of the outstanding Common Stock if the Series B Preferred Stock so acquired had been converted into Common Stock, or (y) in a widely dispersed public offering. In addition to the foregoing amount payable on the Series B Preferred Stock upon a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment of said amount and the payment in full of all amounts on any stock ranking prior to the Common Stock as to rights and preferences on the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, there shall be paid from the remaining net assets of the Corporation to the holders of the Series B Preferred Stock equally and ratably with the holders of the Common Stock as though the Common Stock and the Series B Preferred Stock were one and the same class an amount equal to the remaining net assets of the Corporation, after deducting therefrom an aggregate amount equal to $.01 per share of Common Stock outstanding, which amount shall be paid to the holders of the Common Stock; provided that, in determining the number of shares of Series B Preferred Stock outstanding and entitled to receipt of such payment under this Section V, each share of Series B Preferred Stock outstanding shall be deemed to be equal to the number of shares of Common Stock into which one share of Series B Preferred Stock could have been converted on the date on which the holders of the Common Stock and Series B Preferred Stock were determined to receive such payment, after giving effect to any adjustments provided in Section VI of this certificate. For purposes of this provision, "Affiliate" of any individual, corporation, trust, partnership or other entity shall mean any other individual, corporation, trust, partnership or other entity directly or indirectly controlling, controlled by or under direct or indirect common control with such individual, corporation, trust, partnership or other entity. For purposes of this definition, as to Creditanstalt-Bankverein, Affiliate shall include any partnership a majority of the partners of which are officers, directors, employees or affiliates of Creditanstalt-Bankverein.

          (b) The number of shares of Common Stock into which an issued and outstanding share of Series B Preferred Stock is convertible shall be subject to adjustment from time to time only as follows:

               (i) In the event that the Corporation shall at any time (A) declare a dividend on the Common Stock in shares of its Common Stock,
          (B) split or subdivide the outstanding Common Stock or (C) combine the outstanding Common Stock into a smaller number of shares, each share of Series B Preferred Stock outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter be convertible into the aggregate number of shares, of Common Stock which, if such share of Series B Preferred Stock had been converted immediately prior to such time, the holder of such share would have owned or have been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

               (ii) In the  event  that  the  Corporation  shall at any time (A)
          issue any shares of Common Stock without consideration or at a price per share less than the current market price per share of Common Stock (as defined in subsection VI(b)(iii) hereof), or (B) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock other than the Series B Preferred Stock) at an exercise price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the then current market price per share of Common Stock (as defined in subsection VI(b)(iii) hereof), each share of Series B Preferred Stock outstanding on the date of such issuance shall thereafter be convertible into a number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock into which such share of Series B Preferred Stock was convertible immediately prior to such date of issuance and (y) a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued or to be offered for subscription or purchase upon exercise of such options, rights or warrants (or into which the convertible securities so to be offered are initially convertible) and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued or to be offered for subscription or purchase upon exercise of such options, rights or warrants (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price. In case such subscription price may be paid in a consideration part or all of which shall be in form other than cash, the value of such consideration shall be as determined by agreement between the holders of a majority of the outstanding shares of Series B Preferred Stock and the Corporation or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser reasonably acceptable to the holders of a majority of the outstanding shares of Series B Preferred Stock (in either case the cost of which engagement will be borne by the Corporation). Shares of Common Stock owned by or held for the account of the Corporation or any majority-owned subsidiary of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that (A) such shares or options, rights or warrants are not so issued, or (B) any such option, right or warrant expires according to its terms without having been exercised, each share of

Series B Preferred Stock outstanding shall, as of the date of cancellation of such issuance in the case of clause (A) above and the date of such expiration in the case of clause (B) above, be convertible into the number of shares of Common Stock as would have been the case had the date of such issuance of such unissued options, rights or warrants not been fixed or such expired options, rights or warrants not been issued, as the case may be.

               (iii) For the purpose of any computation under this Section VI(b), the "current market price per share" of Common Stock on any date shall be deemed to be:

                    (A) if the Common  Stock is then  reported on the  Composite
               Transactions Tape, the average of the daily closing prices for the 30 consecutive trading days imImediately prior to such date as reported on the Composite Transactions Tape; or

                    (B) if the  Common  Stock  is then  listed  or  admitted  to trading on a national securities exchange, the average of the daily last sales prices regular way of the Common Stock, for the 30 consecutive trading days immediately prior to such date, on the principal national securities exchange on which the Common Stock is traded or, in case no such sale takes place on any such date, the average of the closing bid and asked prices regular way, in either case on such national securities exchange; or

                    (C) if the Common Stock is then traded in the over-the-counter market, the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market, for the 30 consecutive trading days immediately prior to such date, as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or, if not so reported the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Corporation for that purpose; or

                    (D) If no such prices are then furnished,  the higher of (x)
               $4.75 and (y) the fair market value of a share of Common Stock as determined by agreement between the holders of a majority of the outstanding shares of Series B Preferred Stock and the Corporation or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser (in either case the cost of which engagement will be borne by the Corporation) reasonably acceptable to the holders of a majority of outstanding shares of Series B Preferred Stock.

          (iv) No adjustment in the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock shall be required unless such adjustment would require an increase or decrease in the aggregate number of shares of Common Stock so issuable of at least 1/8th of a share, provided that any adjustments which by reason of this subsection VI(b)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section VI(b) shall be made to the nearest cent, or to the nearest hundredth of a share, as the case may be.

          (v) In the event of any capital reorganization of the Corporation, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation or of the sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, each share of Series B Preferred Stock shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be convertible upon the terms and conditions specified in this Section VI, for the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which a share of Series B Preferred Stock is then convertible (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
     Section VI with respect to the rights of conversion thereafter of the Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the conversion of the Series B Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume by written instrument, the obligation to deliver to the holder of each share of Series B Preferred Stock the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled upon conversion of such Series B Preferred Stock and all other obligations of the Corporation under this Section VI, and effective provisions are made in the Articles or Certificate of Incorporation of such successor or transferee corporation providing for conversion privileges relating to the Series B Preferred Stock equivalent to those set forth in this Section VI.

          (vi) If any question at any time arises with respect to the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible following any adjustment pursuant to this Section VI, such question shall be determined by agreement between the holders of a majority of the outstanding shares of Series B Preferred Stock and the Corporation or, in the absence of such an agreement by an independent investment banking firm or an independent appraiser (in either case the cost of which engagement will be borne by the Corporation) reasonably acceptable to the Corporation and the holders of a majority of outstanding shares of Series B Preferred Stock and such determination shall be binding upon the Corporation and the holders of the Series B Preferred Stock.

          (vii) Anything in this Section VI to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the number of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock, in addition to those adjustments required by this Section VI, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash of any shares of Common Stock at less than the current market price, or any issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, or any issuance of rights, options or warrants referred to hereinabove in this Section VI, hereinafter made by the Corporation to the holders of its Common Stock shall not be taxable to them.

          (viii) Upon any adjustment of the number of the shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock pursuant to this Section VI, the Corporation shall promptly but in any event within 20 days thereafter, cause to be given to each of the registered holders of the Series B Preferred Stock, at its address appearing on the Register for the Series B Preferred Stock by registered mail, postage prepaid, return receipt requested a certificate signed by its chairman, president or chief financial officer setting forth the number of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this resolution.

          (ix) The Corporation will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the conversion of the Series B Preferred Stock, the number of shares of Common Stock deliverable upon conversion of the Series B Preferred Stock.

          (x) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of the Series B Preferred Stock but shall pay for any such fraction of a share an amount in cash equal to the current market price per share of Common Stock of such share (determined in accordance with the provisions of subsection VI(b)(iii) hereof) multiplied by such fraction.

          (xi) The Corporation will pay all taxes attributable to the issuance of shares of Common Stock upon conversion of shares of Series B Preferred Stock, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any shares of Common Stock in a name other than that of the registered holder of the Series B Preferred Stock surrendered for conversion, and the Corporation shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

VII.     NOTICES TO HOLDERS OF SERIES B PREFERRED STOCK.

         In the event:

          (a) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

          (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

          (c) that the Corporation proposes to take any other action which would require an adjustment in. the number of shares of Common Stock or other securities or assets issuable upon conversion of shares of Series B Preferred Stock pursuant to Section VI;

then the Corporation  shall cause to be given to each of the registered  holders of the Series B Preferred Stock at its address appearing on the Register for the

Series B  Preferred  Stock,  at least 20 calendar  days prior to the  applicable record date hereinafter specified,  by registered mail, postage prepaid,  return receipt requested, a written notice stating (i) the date as of which the holders of record of Common Stock entitled to participate in the event  contemplated  by clause  (c)  above  are to be  determined,  or (ii) the  date on which  any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property,  if any,  deliverable upon such  reclassification,

consolidation, merger, conveyance, transfer, dissolution, liquidation or winding

up. The failure to give the notice  required  by this  Section VII or any defect therein  shall not affect the legality or validity of any  distribution,  right,

warrant, consolidation,  merger, conveyance, transfer, dissolution,  liquidation or winding up, or the vote upon any action.

VIII.    ADDITIONAL REMEDIES.

     In the event of any default in performance of the  obligations set forth in
Section VI hereof, any holder of Series B Preferred Stock may, in addition to any other remedies provided herein or by law, bring suit to compel performance of such obligations to such holder.

     4. The provision amending the Company's Certificate of Incorporation as set forth above was duly adopted at a telephonic meeting (as permitted by Section 12 of the Bylaws of the Company) of the Board of Directors of the Corporation held on March 5, 1990, and has not been modified, rescinded or amended and remains in full force and effect as of this day.

     IN WITNESS WHEREOF, Peoples Telephone Company, Inc. has caused this Certificate of Amendment to be signed in its name and on its behalf by its executive vice president and secretary and each of them has affirmed this Certificate of Amendment as true and correct under the penalties of perjury on this 5th day of March, 1990.

                              PEOPLES TELEPHONE COMPANY, INC.

                              By: /s/Robert D. Rubin
                              ROBERT D. RUBIN
                              Executive Vice President

                              By: /s/ Susan Calvert
                              SUSAN CALVERT
                              Secretary


STATE OF FLORIDA   )
                   ) SS:
COUNTY OF DADE     )

     BEFORE ME, the undersigned authority, personally appeared ROBERT D. RUBIN and SUSAN CALVERT, to me known to be the Executive Vice President and Secretary, respectively, of PEOPLES TELEPHONE COMPANY, INC., a New York corporation, who acknowledged before me that they have executed the foregoing Certificate in their respective capacity as officers of the said corporation for the reasons and purpose therein expressed, and that the statements contained in the said Certificate are true and correct.

     Sworn to and subscribed before me at Dade, Florida this day of March, 1990.


                              /s/ Robert A. Reddoch
                              Notary Public

                              My Commission Expires: November 30, 1993

                        CERTIFICATE OF CORRECTION OF THE

                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                         PEOPLES TELEPHONE COMPANY, INC.

                            Under Section 105 of the

                            Business Corporation Law

     1. The name of the corporation is Peoples Telephone Company, Inc. (formed under the name of Shirts Unlimited Franchise, Inc.) (the "Corporation").

     2. The Certificate to be corrected is the Corporation's Certificate of Amendment of the Certificate of Incorporation of the Corporation, which was filed by the Corporation with the New York Department of State on March 6, 1990 (the "Certificate of Amendment"). The Corporation originally filed its Certificate of Incorporation with the New York Department of State on September 5, 1968.

     3. Provision 3I of the Certificate of Amendment references a Warrant Agreement, dated as of March 7, 1990, between the Company and Creditanstalt-Bankverein. The date of such agreement is incorrect, and, accordingly, provision 3I, as corrected by this Certificate of Correction, should read:

I.       DESIGNATION AND RANK.

          The second series of preferred stock is designated "Series 8 Preferred Stock", and the number of shares which shall constitute such Series shall be 600,000 shares, par value $.01 per share. All Shares of Series B Preferred Stock shall rank equally and be identical in all respects. The Corporation shall not be restricted from issuing additional securities of any kind, including shares of preferred stock of any class, series or designation (including, without limitation, preferred stock ranking in parity as to rights and preferences with the Series B Preferred Stock) now or hereafter authorized, provided that issuances of the Series B Preferred Stock shall be limited to issuances upon exercise of outstanding warrants issued pursuant to the Warrant Agreement, dated as of March 12, 1990, between the Corporation and Creditanstalt-Bankverein.

          IN WITNESS WHEREOF, Peoples Telephone Company, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by its executive vice president and secretary, and each of them has affirmed this Certificate of Amendment as true and correct under the penalties of perjury on this 13th day of March, 1990.

                                    PEOPLES TELEPHONE COMPANY, INC.

                                    By: /s/ Robert Rubin
                                    ROBERT D. RUBIN
                                    Executive Vice President

                                    By: /s/ Susan Calvert
                                    SUSAN CALVERT
                                    Secretary


STATE OF FLORIDA    )
                    ) SS:
COUNTY OF DADE      )

          BEFORE ME, the undersigned authority, personally appeared ROBERT D. RUBIN and SUSAN CALVERT, to me known to be the Executive Vice President and Secretary, respectively, of PEOPLES TELEPHONE COMPANY, INC., a New York corporation, who acknowledged before me that they have executed the foregoing Certificate in their respective capacity as officers of the said corporation for the reasons and purpose therein expressed, and that the statements contained in the said Certificate are true and correct.

     Sworn to and subscribed before me at Miami, Florida this 13th day of March, 1990.


                                    /s/ Robert A. Reddoch
                                    ROBERT A REDDOCK

                                    My Commission Expires: November 30, 1990

                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                         PEOPLES TELEPHONE COMPANY, INC.

                            Under Section 805 of the

                            Business Corporation Law

     1. The name of the corporation is Peoples Telephone Company, Inc. (formed under the name of Shirts Unlimited Franchise, Inc.) (the "corporation").

     2. The Corporation originally filed its Certificate of Incorporation with the New York Department of State on September 5, 1968.

     3. The change to the certificate of incorporation of the Corporation is as follows:

     Paragraph FOURTH is amended to increase the number of authorized shares of Common Stock, par value $.01 per share, from 10,000,000 to 25,000,000 shares. Paragraph FOURTH is amended in its entirety to read as follows:

     FOURTH: Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue and have outstanding is 30,000,000, of which 25,000,000 shall be Common Stock, par value $.01 per share, and 5,000,000 shall be Preferred Stock, par value $.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders. The consideration for the issuance of the shares shall not be less than the par value. Future services shall not constitute payment or part payment for the issuance of shares of the corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the corporation, or any combination of the foregoing. In the absence of actual fraud in, the transaction, the value of such property, labor or services as determined by the Board of Directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.

     4. The provision amending the Company's Certificate of Incorporation as set forth above was duly adopted by the Corporation's board of directors by unanimous written consent dated as of June 1, 1990, and by a majority of the Corporation's shareholders entitled to vote at the Corporations annual meeting of shareholders held on May 19, 1990 and such approvals have not been modified, rescinded or amended and remains in full force and effect as of this day.

     IN WITNESS WHEREOF, Peoples Telephone company, Inc. has caused this Certificate of Amendment to be signed in its name and on its behalf by its executive vice president and secretary and each of them has affirmed this Certificate of Amendment as true and correct under the penalties of perjury on this 1st day of June, 1990.

                                  PEOPLES TELEPHONE COMPANY, INC.


                                  By: /s/ Robert D. Rubin
                                  ROBERT D. RUBIN
                                  Executive Vice President


                                  By: /s/ Susan Calvert
                                  SUSAN CALVERT
                                  Secretary

                              Certificate of Change
                                       of

                         PEOPLES TELEPHONE COMPANY, INC.
              (Under Section 805-A of the Business Corporation Law)

     FIRST: The name of the corporation is PEOPLES TELEPHONE COMPANY, INC.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on 09-05-68 Under the original name of SHIRTS UNLIMITED FRANCHISE INC.

     THIRD: The certificate of incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of New York shall mail a copy of process against the corporation served upon him and to change the address of the registered agent; and to accomplish said changes, the statements in the certificate of incorporation relating to said post office address and the designation of registered agent are hereby stricken and the following statements are substituted in lieu thereof:

               The post office address within the State of New York to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him is c/o
                  "THE PRENTICE-HALL CORPORATION SYSTEM, INC.
                500 Central Avenue, Albany, New York 12206-2290"

               "The name and address of the registered agent of the corporation are THE PRENTICE-HALL CORPORATION SYSTEM, INC. 500 Central Avenue, Albany, New York 12206-2290. Said registered agent is to be the agent upon which process against the corporation may be served."

     FOURTH: A notice of the proposed changes was mailed by the undersigned to the corporation not less than 30 days prior to the date of the delivery of this certificate to the ______________ of Department of State and the corporation has not objected thereto. The person signing this certificate is the agent of the corporation to whose address and the Secretary of the State of New York is required to mail copies of process and the registered agent of the corporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:  February 1, 1995.

                             THE PRENTICE-HALL CORPORATION SYSTEM, INC.

                             /s/ Dennis Howarth

                             Dennis Howarth, Vice President


                             /s/ Richard L. Kushay

                             Richard L. Kushay, Asst. Secretary

                              CERTIFICATE OF CHANGE

                                       OF

                         PEOPLES TELEPHONE COMPANY, INC.

              (Under Section 805-A of the Business Corporation Law)



FIRST: The name of the corporation is PEOPLES TELEPHONE COMPANY, INC.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on September 5, 1968, under the original name Shirts Unlimited Franchise Inc.

THIRD: The certificate of incorporation of the corporation is hereby changed, pursuant to the authorization of the Board of Directors of the corporation, so as to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him and to change the designation of registered agent. To accomplish said changes:

(a) The following statement of said post office address to which the Secretary of State shall mail a copy of process is substituted:

     "The post office within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 15 Columbus Circle, c/o The Prentice-Hall Corporation System, Inc., New York, New York 10023-7773."

(b) The following statement of designation of registered agent is substituted:

     "The name and address of the registered agent of the corporation are The Prentice-Hall Corporation System, Inc., 15 Columbus Circle, New York, New York 10023-7773. Said registered agent is to be the registered agent upon which process against the corporation may be served."

IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated: March 4, 1994

Name of Signer:                    /s/ Robert D. Rubin
                                   Robert D. Rubin, Vice President

Name of Signer:                    /s/ David S. Tobin
                                   David S. Tobin, Secretary

                           CERTIFICATE OF AMENDMENT OF

                       THE CERTIFICATE OF INCORPORATION OF

                         PEOPLES TELEPHONE COMPANY, INC.

                              UNDER SECTION 805 OF

                          THE BUSINESS CORPORATION LAW


     1. The name of the corporation is Peoples Telephone Company, Inc. (formed under the name of Shirts Unlimited Franchise, Inc.) (the "Corporation").

     2. The Corporation originally filed its Certificate of Incorporation with the New York Department of State on September 5, 1968.

     3. The total number of authorized shares of capital stock of the Corporation is 30,000,000, of which 25,000,000 shares are Common Stock, par value $.01 per share, and 5,000,000 shares are Preferred Stock, par value $01. per share ("Preferred Stock"). As of the date hereof and except as set forth herein, the Corporation has a total of 4,300,000 shares of Preferred Stock undesignated as to series, none of which is outstanding. The Corporation previously authorized and issued 100,000 shares of Preferred Stock, designated Series A Preferred Stock, par value $.01 per share, all of which have been retired and may not be issued, and previously authorized 600,000 shares of Preferred Stock, designated Series B Preferred Stock, par value $.01 per share, none of which is outstanding.

     4. Pursuant to the authority granted to the Board of Directors of the Corporation by Section II, Article Fourth, of its Certificate of Incorporation, the Corporation hereby amends it Certificate of Incorporation by the addition of a provision stating the number, designation, relative rights, preferences and limitations of a series of the Corporation's Preferred Stock as fixed by the Board of Directors of the Corporation, as follows (except as otherwise indicated herein, capitalized terms used herein are defined in Section M herein):

     SECTION A. Designation and Amount; Par Value. The shares of such series shall be designated as "Series C Cumulative Convertible Preferred Stock" (the "Convertible Preferred Stock") and the number of authorized shares constituting Convertible Preferred Stock shall be 160,000. The par value of each share of such series shall be $.01.

     SECTION B. Dividends.

     1. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the New York Business Corporation Law (the "NYBCL"), the Corporation will pay preferential dividends to the holders of the Convertible Preferred Stock as provided in this Section B. Except as otherwise provided herein, dividends on each share of Convertible Preferred Stock (a "Share") will accrue on a daily basis at a rate of 7% per annum of the Liquidation Value thereof (plus all accumulated and unpaid dividends thereon) from and including the Date of Issuance (as defined below) of such Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) of such Share is paid in full or the date on which such share is converted into shares of Conversion Stock. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share will be deemed to be its "Date of Issuance" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. The dividends on each Share shall be payable on each Dividend Reference Date during the first three years following the Date of Issuance, at the Corporation's election either in cash or accumulating. Commencing on June 30, 1998 and on each Dividend Reference Date thereafter, all accrued and unpaid dividends shall be paid in cash unless and to the extent the Corporation is prohibited from paying such dividends in cash under the Indenture or the Credit Agreement and, except to the extent paid in cash, such dividends will accumulate on each such Dividend Reference Date. Notwithstanding the foregoing, all dividends otherwise accruing pursuant to this Section B1 will cease to accrue as of a Dividend Termination Date, so long as the Corporation has paid in cash all dividends which have accrued and are unpaid through such Dividend Termination Date. Further, notwithstanding termination of the dividend pursuant to the immediately preceding sentence, the dividend rate is subject to increase (or, if the dividend has previously terminated, is subject to resume accruing) pursuant to Section L2(a) (except on account of any Event of Noncompliance which is described in Section L1(c)(i) which occurs after dividends pursuant to this Section have otherwise ceased to accrue on account of the immediately preceding sentence).

     2. Dividend Reference Dates. The accrued dividends will be payable on June 30 and December 31 of each year commencing on December 31, 1995 (the "Dividend Reference Dates") to the holders of record of the Convertible Preferred Stock at the close of business on the immediately preceding June 15 and December 15. To the extent that all accrued dividends are not paid on the Dividend Reference Dates, all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Reference
Date) ending upon each such Dividend Reference Date will be accumulated and shall remain accumulated dividends with respect to such Share until paid.

     3. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation elects to pay dividends in cash and pays less than the total amount of dividends then accrued with respect to the Convertible Preferred Stock, such payment will be distributed ratably among the holders of the Convertible Preferred Stock based upon the aggregate accrued but unpaid dividends on the Shares of Convertible Preferred Stock held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

     SECTION C. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Convertible Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any of the Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends thereon) of all such Convertible Preferred Stock outstanding, and the holders of Convertible Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Convertible Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Convertible Preferred Stock held by each such holder. Prior to the time of any liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Convertible Preferred Stock. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 10 days prior to the payment date stated therein, to each record holder of Convertible Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section C.

     SECTION D. Redemptions.

     1.  Scheduled  Redemption.  On July 19,  2005  (the  "Scheduled  Redemption
Date"), the Corporation will redeem all issued and outstanding Shares of Convertible Preferred Stock, at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

     2. Optional Redemptions. The Corporation may at any time and from time to time after the Date of Issuance redeem all or any portion of the Shares of Convertible Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

     3. Redemption Price. For each Share which is to be redeemed, the Corporation will be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). If the Corporation's funds which are legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds will immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     4. Notice of Redemption. Except as otherwise provided herein, the Corporation will mail written notice of each redemption of Convertible Preferred Stock to each record holder not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder within 3 business days after surrender of the certificate representing the redeemed Shares.


     5. Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided herein, the number of Shares of Convertible Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which will be the total number of Shares then held by such holder and the denominator of which will be the total number of Shares of Convertible Preferred Stock then outstanding.

     6. Dividends After Redemption Date. No Share is entitled to any dividends accruing after the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) of such Share is paid in full. On such date all rights of the holder of such Share will cease, and such Share will not be deemed to be outstanding.

     7. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred.

     8. Special Redemptions.

     If a Change of Control (as defined below) has occurred or the Corporation obtains knowledge that a Change of Control is proposed to occur, the Corporation shall give prompt written notice of such Change of Control describing in reasonable detail the material terms and date of consummation thereof to each holder of Convertible Preferred Stock, but in any event such notice shall not be given later than 5 days after the occurrence of such Change of Control, and the Corporation shall give each holder of Convertible Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. Any holder of Convertible Preferred Stock may require the Corporation to redeem all or any portion of the Convertible Preferred Stock owned by such holder at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to 21 days after receipt of the first such notice from the Corporation which confirms that a Change of Control has occurred (the "Expiration Date"); provided that in no event shall the Corporation be obligated to redeem Shares unless (a) all amounts then due and payable under the Credit Agreement (whether at maturity, by acceleration or otherwise) have been paid in full and (b)(i) a Change of Control Offer (as defined in the Indenture, as in effect on the Date of Issuance) has been made to the holders of the notes outstanding under the Indenture (if and to the extent that any such Change of Control Offer is required to be made pursuant to the Indenture as in effect at the time of the applicable Change of Control) and all such notes which have been validly tendered in accordance therewith have been purchased in accordance with the terms of the Indenture applicable thereto as in effect on the Date of Issuance (if and to the extent required pursuant to the Indenture as in effect at the time of the applicable Change of Control), and (ii) the Corporation shall not, since the date of such Change of Control Offer, have defaulted in the payment when due of any amount of principal, interest or premium owing with respect to any notes outstanding pursuant to the Indenture (except any such default which shall have been cured or waived). The Corporation shall give prompt written notice (a "Second Notice") of each such election to all other holders of Convertible Preferred Stock within 5 days after the receipt thereof, and each such holder shall have until the later of (i) the Expiration Date or (ii) 10 days after receipt of the latest Second Notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Convertible Preferred Stock owned by such holder.

     Subject to the proviso of the second sentence of the preceding paragraph, upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (i) 90 days following occurrence of the Change of Control or (ii) 5 days after the Corporation's receipt of such election(s).

     For purposes hereof, "Change of Control" has the meaning given such term in the Indenture as in effect on the Date of Issuance, without amendment or modification thereof and whether or not any notes issued pursuant to the Indenture are outstanding.

     Redemptions made pursuant to this Section D8 shall not relieve the Corporation of its obligation pursuant to Section D1 above to redeem any Convertible Preferred Stock outstanding on the Scheduled Redemption Date.

     SECTION E. Priority of Convertible Preferred Stock on Dividends and Redemptions. So long as any Convertible Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Convertible

Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (other than dividends payable solely in the securities in respect of which such dividends are paid).

     SECTION F. Election of Directors.

     1. So long as at least 50,000 shares of Convertible Preferred Stock are outstanding and held of record by Qualified Convertible Preferred Holders (as defined below), then the holders of a majority of the Convertible Preferred Stock, voting separately as a single class in the election of directors of the Corporation, to the exclusion of all other classes of the Corporation's capital stock and with each Share of Convertible Preferred Stock entitled to one vote, shall be entitled to elect two (2) directors to serve on the Corporation's Board of Directors until his successor is duly elected by holders of a majority of the Convertible Preferred Stock or he is removed from office by holders of a majority of the Convertible Preferred Stock; and so long as Qualified Convertible Preferred Holders hold of record an aggregate of less than 50,000 but at least 25,000 shares of Convertible Preferred Stock, then the holders of a majority of the Convertible Preferred Stock, voting separately as a single class in the election of directors of the Corporation, to the exclusion of all other classes of the Corporation's capital stock and with each Share of Convertible Preferred Stock entitled to one vote, shall be entitled to elect one (1) director to serve on the Corporation's Board of Directors until his successor is duly elected by holders of a majority of the Convertible Preferred Stock or he is removed from office by holders of a majority of the Convertible Preferred Stock. If the holders of a majority of the Convertible Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of a majority of the Convertible Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders.

     2. So long as the holders of a majority of the Convertible Preferred Stock have the right to elect at least one director pursuant to Section F1, the Corporation's Board of Directors will be comprised of no more than six (6) directors, who shall include the Corporation's Chief Executive Officer and President. Each director elected by the holders of the Convertible Preferred Stock will be paid fees not less than the fees paid to any other member of the Corporation's Board of Directors (excluding fees payable for services rendered in their capacity other than as directors) and will be reimbursed for all reasonable expenses relating to attending each meeting of the Corporation's
Board of Directors. For purposes of this Section F, "Qualified Convertible Preferred Holders" means and includes, collectively, UBS, any successor to all or substantially all of the business or assets thereof and each Affiliate of the foregoing.

     SECTION G. Other Voting Rights. The holders of the Convertible Preferred Stock shall be entitled to notice of all stockholders' meetings in accordance with the Corporation's bylaws, and the holders of the Convertible Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Convertible Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Convertible Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

     SECTION H. Conversion.

     1. Conversion Procedure.

          (a) At any time and from time to time, any holder of Convertible Preferred Stock may convert all or any portion of the Convertible Preferred Stock (including any fraction of a Share)
held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $100.00 and dividing the result by the Conversion Price then in effect.

          (b) Except as otherwise provided herein, each conversion of Convertible Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Convertible Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Convertible Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (c) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

          (d) Notwithstanding any other provision hereof, if a conversion of Convertible Preferred Stock is to be made in connection with a Change of Control or other transaction affecting the Corporation, the conversion of any Shares of Convertible Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (e) As soon as possible after a conversion has been effected (but in any event within 5 business days in the case of subparagraph (i) below), the Corporation shall deliver to the converting holder:

               (i) a certificate or certificates represent- ing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (ii) payment of cash in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto provided that the Corporation will not be obligated to pay such amount to the extent it is prohibited from doing so by the NYBCL or by the terms of the Indenture or the Credit Agreement; provided further that any dividend not paid shall continue to accumulate, and dividends shall continue to accrue with respect thereto, and such amount shall be paid in cash as and when, and to the extent, the Corporation is not prohibited from doing so by the NYBCL or by the terms of the Indenture and the Credit Agreement, and in any event all such accrued dividends shall be paid in cash not later than the tenth anniversary of the Date of Issuance, to the extent not previously paid in cash, subject to the last two sentences of Section D2 above; and

               (iii)  a  certificate  representing  any  Shares  of  Convertible
          Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (f) If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Convertible Preferred Stock being converted, the unpaid portion of such dividends may, at the election of the converting holder made by giving written notice thereof to the Corporation at any time thereafter, be converted into an additional number of shares of Conversion Stock determined by dividing (i) the amount of the unpaid portion of such dividends, by (ii) 95% of the Market Price of one share of the Conversion Stock as of the date of such notice.

          (g) The issuance of certificates for shares of Conversion Stock upon conversion of Convertible Preferred Stock shall be made without charge to the holders of such Convertible Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Convertible Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (h) The Corporation shall not close its books against the transfer of Convertible Preferred Stock or of Conversion Stock issued or issuable upon conversion of Convertible Preferred Stock in any manner which interferes with the timely conversion of Convertible Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Stock, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Convertible Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or the NASDAQ National Market upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Convertible Preferred Stock.

          (j) If any fractional interest in a share of

Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Convertible Preferred Stock, at the request of the holder thereof, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

     2. Conversion Price.

          (a) The initial "Conversion Price" shall be $5.25 per share. In order to prevent dilution of the conversion rights granted under this Section H, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section H2.

          (b) If and whenever on or after the original Date of Issuance of the Convertible Preferred Stock the Corporation issues or sells, or in accordance with Section H3 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (i) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (c) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of (i) shares of Common Stock upon exercise of the Warrants in accordance with the terms thereof as in effect at the Date of Issuance, (ii) shares of Common Stock pursuant to stock options, warrants and other rights to acquire Common Stock described in Schedule 4.3 to the Securities Purchase Agreement (as such number of shares is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Common Stock), in each case pursuant to the terms thereof as in effect on the date of the Securities Purchase Agreement or as such terms may thereafter be adjusted as described in Schedule 4.3, (iii) shares of Common Stock upon exercise of stock options granted to employees and directors of the Corporation and its Subsidiaries pursuant to the terms of stock option plans and stock ownership plans approved by the Corporation's Board of Directors, and (iv) shares of Common Stock as consideration for the acquisition of any interest in any business or company from a Person other than an Affiliate (A) which acquisition is not prohibited pursuant to the Securities Purchase Agreement, and
(B) so long as the Market Price of the Conversion Stock as of the closing of such acquisition exceeds $4.50 per share (as such price is proportionately adjusted for subsequent stock splits, combina- tions of shares and stock dividends affecting the Conversion Stock) and so long as the Market Price of the Conversion Stock has not at any time from the Date of Issuance through such closing time been equal to or greater than $5.25 per share (as so adjusted).


     3.  Effect  on  Conversion  Price  of  Certain  Events.   For  purposes  of
determining the adjusted Conversion Price under Section H2, the following shall be applicable:

          (a) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section H, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section H3, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance of the Convertible Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

          (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section H3, the expiration or termination of any Option or Convertible Security which was outstanding as of the Date of Issuance of the Convertible Preferred Stock shall not cause the conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible

Security caused it to be deemed to have been issued after the Date of Issuance of the Convertible Preferred Stock.

          (e) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Convertible Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Convertible Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

          (f) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

          (g) Treasury Shares. The number of shares of

Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (h) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     4. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     5. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred Stock then outstanding) to insure that each of the holders of Convertible Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Convertible Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Convertible Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred Stock then outstanding) to insure that the provisions of this Section H and Section I hereof shall thereafter be applicable to the Convertible Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Convertible Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Convertible Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     6. Certain Events. If any event occurs of the type contemplated by the provisions of this Section H but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Convertible Preferred Stock; provided that no adjustment shall be made in connection with any stock appreciation rights or phantom stock rights granted to employees pursuant to employee benefit plans approved by the Corporation's Board of Directors; and provided further that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section H or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Convertible Preferred Stock.

     7. Notices.

          (a) Promptly after any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Convertible Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (b) The Corporation shall give written notice to all holders of Convertible Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (c) The Corporation shall also give written notice to the holders of Convertible Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

     SECTION I.  Purchase  Rights.  To the extent not  prohibited  by  paragraph
EIGHTH of the Corporation's Certificate of Amendment if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Convertible Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Convertible Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     SECTION J. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Convertible Preferred Stock. Upon the surrender of any certificate representing Convertible Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Convertible Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Convertible Preferred Stock represented by the surrendered certificate.

     SECTION K. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Convertible Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a Purchaser or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Convertible Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     SECTION L. Events of Noncompliance.

     1. Definitions. An Event of Noncompliance shall have occurred if:

          (a) the Corporation fails on any Dividend Reference Date on or after the third anniversary of the Date of Issuance to pay in cash the full amount of dividends then accrued on the Convertible Preferred Stock, whether or not legally permissible, except to the extent prohibited by the Indenture or Credit Agreement;

          (b) the Corporation fails to make any redemption payment with respect to the Convertible Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (c) the Corporation (i) breaches any material representation or warranty, or (ii) otherwise breaches or fails to perform or observe any material covenant or agreement set forth herein or in the Definitive
     Agreements, which breach or failure continues for 30 days after the Corporation first becomes aware thereof;

          (d) the Corporation fails to pay when due any amount owing under the Indenture or Credit Agreement, and such failure continues after any grace period applicable thereunder;

          (e)  any  event  described  in any of  paragraphs  (h),  (i) or (j) of
     Section 5.01 of the Indenture, as in effect on the Date of Issuance, shall have occurred and be continuing with respect to the Corporation;

          (f) any event described in paragraph (g) of Section 5.01 of the Indenture, as in effect on the Date of Issuance, shall have occurred and be continuing;

          (g) a judgment in excess of $2,500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; provided that the Event of Noncompliance will be continuing only to the extent such amounts remain unpaid; or

          (h) the Corporation or any Subsidiary becomes in default of any obligation or agreement evidencing or relating to indebtedness and the result of such default is that an amount exceeding $2,500,000 has become due prior to its stated maturity; provided that the Event of Noncompliance will be continuing only to the extent such amounts remain unpaid.

     2. Consequences of Events of Noncompliance.

          (a) If an Event of Noncompliance has occurred, the dividend rate on the Convertible Preferred Stock shall increase immediately by an increment of 50 basis points (1/2 percentage point). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 50 basis points (1/2 percentage point) up to a maximum of 400 basis points (4 percentage points). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

          (b) If an Event of Noncompliance of the type described in Section L1(e) has occurred, all of the Convertible Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Convertible Preferred Stock) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Convertible Preferred Stock upon the occurrence of such Event of Noncompliance, and subject, however, to the prior payment in full of all amounts due and payable under the Credit Agreement and the Indenture.

          (c) If any Event of Noncompliance exists, each holder of the Convertible Preferred Stock shall also have any other rights which such holder is entitled to under any contract with the Corporation or agreement and any other rights which such holder may have pursuant to applicable law; provided that any payment with respect to any claim arising from such rights shall be subordinated to the prior payment in full of all amounts then owing and due under the Credit Agreement and the Indenture.

     SECTION M. Definitions. Unless defined below or elsewhere herein, each capitalized term used herein shall have the meaning given such term in the Securities Purchase Agreement.

     "ACP" means Appian Capital Partners, L.L.C., a Delaware limited liability company.

     "Common Stock" means, all shares of the Corporation's Common Stock, par value $.01 per share, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization.

     "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections H3(a) and H3(b) hereof.

     "Conversion Stock" means shares of the Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Convertible Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Convertible Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible   Securities"  means  any  stock  or  securities  directly  or indirectly convertible into or exchangeable for Common Stock.

     "Credit Agreement" means the Fourth Amended and Restated Loan and Security Agreement dated as of July 19, 1995, by and among the Corporation, as borrower, the lenders party thereto from time to time, and Creditanstalt-Bankverein, as agent for the lenders, as amended, supplemented or otherwise modified from time to time or any agreement evidencing a refinancing of such indebtedness, including any agreement extending the maturity of, refinancing or restructuring indebtedness thereunder.

     "Definitive Agreements" means the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement, in each case as amended from time to time in accordance with its respective terms.

     "Dividend Termination Date" means any date following a period of 45 consecutive trading days (a "Trading Period") during which the average of the closing prices for the Common Stock on the NASDAQ market exceeded: (x) in the case of any Trading Period of which the first 23 or more days occur during the fourth year after the closing, 200% of the conversion price for the Convertible Preferred Stock in effect as of the end of such Trading Period (the "First
Target"), provided that such closing price for the Common Stock on each of the final 15 trading days of such Trading Period shall equal or exceed 90% of the First Target; (y) in the case of any Trading Period of which the last 23 or more trading days occur during the fifth year after the closing, 175% of the conversion price for the Convertible Preferred Stock in effect as of the end of such Trading Period (the "Second Target"), provided that such closing price for the Common Stock on each of the final 15 trading days of such Trading Period shall equal or exceed 90% of the Second Target; and (z) in the case of any

Trading Period of which the last 23 or more trading days occur during the sixth or any subsequent year after the closing, 150% of the conversion price for the Convertible Preferred Stock in effect as of the end of such Trading Period (the "Third Target"), provided that such closing price for the Common Stock on each of the final 15 trading days of such Trading Period shall equal or exceed 90% of the Third Target.

     "Indenture" means the Indenture governing $100,000,000 in aggregate principal amount of any series of the Corporation's 12-1/4% Senior Notes due 2002, dated as of July 15, 1995 between the Corporation and First Union National Bank of North Carolina, as trustee, as amended, supplemented or otherwise modified from time to time or any agreement evidencing a refinancing of such indebtedness, including any agreement extending the maturity of, refinancing or restructuring indebtedness thereunder.

     "Junior Securities" means any of the Corporation's Stock, except for the Convertible Preferred Stock.

     "Liquidation Value" of any Share as of any particular date will be equal to $100.00.

     "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed or as reported on the NASDAQ National Market, or, if there has been no sales on any such exchange or reported on the NASDAQ National Market on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported at the end of such day, or, if on any day such security is not so listed or included in the NASDAQ National Market, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market

Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ National Market, the NASDAQ Stock Market or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Convertible Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Convertible Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

     "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities other than rights, warrants or options referred to clauses (i), (ii) or (iii) of Section H2(c) above.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Purchaser" means UBS.

     "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided, that no such date will be a Redemption Date unless the applicable Liquidation Value (plus all accrued and unpaid dividends thereon) is actually paid in cash, and if not so paid, the Redemption Date will be the date on which such Liquidation Value (plus all accrued and unpaid dividends thereon) is fully paid in cash.

     "Registration Rights Agreement" means the Registration Rights Agreement as defined in the Securities Purchase Agreement, as such Registration Rights Agreement may be amended from time to time in accordance with its terms.

     "Securities Purchase Agreement" means the Securities

Purchase Agreement, dated as of July 3, 1995 among the Corporation, UBS and ACP, as amended from time to time in accordance with its terms.

     "Stock" of any Person means any shares, equity or profits interests, participations or other equivalents (however designated) of capital stock, whether voting or nonvoting, including any securities with profit participation features, and any rights, warrants, options or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interests, participations or other equivalents, or such other securities, directly or indirectly (or any equivalent ownership interests, in the case of a Person which is not a corporation).

     "Subsidiary" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     "UBS" means UBS Capital Corporation, a New York corporation.

     "Warrants" means the Warrants issued pursuant to the Securities Purchase Agreement, as they may be amended from time to time in accordance with their terms.

     SECTION N. Amendment and Waiver No amendment, modification or waiver will be binding or effective with respect to any of the provisions of this amendment to the Corporation's Certificate of Incorporation stating the number, designation, relative rights, preferences and limitations of the Convertible Preferred Stock, without the prior written consent of the holders of at least 80% of the Shares of Convertible Preferred Stock then outstanding.

     SECTION O. Notices. Except as otherwise expressly provided herein, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     5. The provision amending the Corporation's Certificate of Incorporation as set forth above was duly adopted at a telephonic meeting (as permitted by Section 12 of the Bylaws of the Corporation) of the Board of Directors of the Corporation held on June 6, 1995, and has not been modified, rescinded or amended and remains in full force and effect as of this day.


     IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have executed this Certificate as of this 10th day of July, 1995, and the statements continued therein are affirmed as true under penalties of prejury.


                                   PEOPLES TELEPHONE COMPANY, INC.


                                   By: /s/ Robert D. Rubin
                                   Name: ROBERT D. RUBIN
                                   Title: President

                                   By: /s/ Francis J. Harkins, Jr.
                                   Name: FRANCIS J.HARKINS, JR.
                                   Title: Secretary

NOTARIZED:

                           CERTIFICATE OF AMENDMENT OF

                       THE CERTIFICATE OF INCORPORATION OF

                         PEOPLES TELEPHONE COMPANY, INC.

                              Under Section 805 Of
                          The Business Corporation Law


     1. The name of the corporation is Peoples Telephone Company, Inc. (formed under the name of Shirts Unlimited Franchise, Inc.) (the "Corporation").

     2. The Corporation originally filed its Certificate of Incorporation (the "Charter") with the New York Department of State on September 5, 1968.

     3. The Corporation hereby amends Paragraph FOURTH of its Charter to increase the number of authorized shares of Common Stock, par value $.01 per share, from 25,000,000 shares to 75,000,000 shares and to restore the number of shares of Preferred Stock, par value $.01 per share, which may be issued to 5,000,000 shares. Paragraph FOURTH of the Charter shall read in its entirety as follows:

          FOURTH: Capital Stock. The total number of shares of all classes of Capital Stock which the Corporation shall have the authority to issue and have outstanding is 80,000,000 of which 75,000,000 shall be Common Stock, par value $.01 per share, and 5,000,000 shall be Preferred Stock, par value $.01 per share, of which 600,000 shares shall be the Corporation's Series B Preferred Stock and 160,000 shares shall be the Corporation's Series C Cumulative Convertible Preferred Stock. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders. The consideration for the issuance of the shares shall not be less than the par value. Future services shall not constitute payment or part payment for the issuance of shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services as determined by the Board of Directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.

          I. Common Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

          II. Preferred Stock. The Preferred Stock may be issued in series by the Board of Directors from time to time, each series with such dividend rights, voting rights, liquidation preferences, redemption rights, conversion rights and other rights and preferences as the Board of Directors may from time to time provide, as authorized by applicable law.

     4. The Corporation hereby amends Paragraph EIGHTH of its Charter to permit the Corporation to grant preferential or preemptive rights to subscribe for, purchase or receive equity securities of the Corporation pursuant to contractual agreements approved by the Board of Directors of the Corporation. Paragraph EIGHTH of the Charter shall read in its entirety as follows:

          EIGHTH: Except as provided by resolution of the Board of Directors of the Corporation or in a written agreement (including, without limitation, an amendment to the Certificate of Incorporation of the Corporation designating the rights, preferences and other terms of a series of Preferred Stock of the Corporation) approved by the Board of Directors of the Corporation, no holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, or offered for sale by the Corporation.

     5. The amendments to the Corporation's Charter as set forth above were duly adopted by the shareholders of the Corporation at a special meeting of the shareholders duly held on February 14 and March 7, 1997 and by the Board of Directors of the Corporation at a meeting duly held on December 18, 1996, and have not been modified, rescinded or amended and remain in full force and effect as of this day.

     IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer and Secretary of the Corporation have executed this Certificate as of this 18th day of March, 1997, and the statements contained herein are affirmed as true under penalties of perjury.


                                   PEOPLES TELEPHONE COMPANY, INC.




                                   By: /s/ E. Craig Sanders
                                       E. Craig Sanders
                                       President and Chief Executive Officer


                                   By: /s/ Francis J. Harkins
                                       Francis J. Harkins
                                       Secretary



                                       -2-